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                                                                    EXHIBIT 99.1


                               PLAINS AAP. L.P.
                                 BALANCE SHEET
                           (unaudited, in thousands)


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

                                                                 SEPTEMBER 30,
                                                                     2001
                                                                 -------------
                                    ASSETS
CASH                                                                 $     8
OTHER ASSETS                                                               2
INVESTMENT IN PLAINS ALL AMERICAN PIPELINE, L.P.                      50,120
                                                                     -------
                                                                     $50,130
                                                                     =======

                       LIABILITIES AND PARTNERS' CAPITAL

COMMITMENTS AND CONTINGENCIES

LIMITED PARTNERS' CAPITAL                                            $49,790
GENERAL PARTNER'S CAPITAL                                                340
                                                                     -------
                                                                     $50,130
                                                                     =======
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                   See the notes to the financial statement.
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NOTE 1 - ORGANIZATION

     Organization

     Plains AAP, L.P. (the "Partnership") is a Delaware limited partnership, which was formed on May 21, 2001, and, through a series of transactions, was capitalized on June 8, 2001. Through these series of transactions Plains Holdings Inc. (formerly known as Plains All American Inc., ("PAAI")) conveyed to the Partnership its general partner interest in Plains All American Pipeline, L.P. ("PAA") and, subsequently, sold a portion of its interest in the newly formed partnership to certain investors consisting of Kafu Holdings, L.P., Sable Investments L.P., E-Holdings III, L.P., Mark E. Strome, Management of PAA, Strome Hedgecap Fund, L.P. and John T. Raymond. The accounting for the formation of the Partnership is based on PAAI's historical carrying value of its retained ownership interest (45.54% limited partner interest) and fair value, based on the cash contributed, for the investors group's 53.45% limited partner interest and Plains All American GP LLC's 1% general partner interest. The ownership interest in the Partnership (collectively, the "Partners") at September 30, 2001, was comprised of a 1% general partner interest held by Plains All American GP LLC (the "General Partner") and the following limited partner interests:

     .  Plains Holdings Inc. - 43.560%

     .  Sable Investments, L.P. -18.810%

     .  KAFU Holdings, L.P. - 16.253%

     .  E-Holdings III, L.P. - 8.910%

     .  Mark E. Strome - 2.113%

     .  Management of Plains All American Pipeline, L.P.  - 3.960%

     .  Strome Hedgecap Fund, L.P. - 1.055%

     .  John T. Raymond - .990%

     .  First Union Investors - 3.349%

     The Partnership, effective as of June 8, 2001 owns a 2% general partner interest in PAA and an approximate 1% limited partner interest, consisting of 450,000 subordinated units (see Note 4) in PAA. PAA was formed in the fourth quarter of 1998, as a result of Plains Resources Inc. conveying all of its interest in the All American Pipeline and the San Joaquin Valley Gathering System to PAA in exchange for an indirect interest in (1) 6,974,239 Common Units, 10,029,619 Subordinated Units and an aggregate 2% general partnership interest in PAA; (2) the right to receive incentive distributions; and (3) the assumption by PAA of $175.0 million of indebtedness incurred by Plains All American Inc. in connection with the All American Pipeline acquisition.

PAA's operations are concentrated in Texas, Oklahoma, California and Louisiana, and in the Canadian provinces of Alberta, Saskatchewan and Manitoba and can be categorized into two primary business activities:

     . Crude Oil Pipeline Transportation. PAA owns and operates over 3,000 miles of gathering and mainline crude oil pipelines located throughout the United States and Canada. Its activities from pipeline operations generally consist of transporting third-party volumes of crude oil for a tariff, as well as merchant activities designed to capture location and quality price differentials.

     . Terminaling and Storage Activities and Gathering and Marketing Activities. PAA owns and operates a state-of-the-art 3.1 million barrel, above-ground crude oil terminalling and storage facility at Cushing, Oklahoma, the
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        largest crude oil trading hub in the United States and the designated delivery point for New York Mercantile Exchange ("NYMEX") crude oil futures contracts. PAA recently announced a 1.1 million barrel expansion of their Cushing facility. PAA also has an additional 7.8 million barrels of terminalling and storage capacity in its other facilities, including tankage associated with their pipeline and gathering systems. Its terminalling and storage operations generate revenue through a combination of storage and throughput charges to third parties. Its gathering and marketing operations include the purchase of crude oil at the wellhead, and the bulk purchase of crude oil at pipeline and terminal facilities, transportation of crude oil trucks, barges or pipelines, and subsequent resale or exchange of crude oil at various points along the crude oil distribution chain.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Although management believes these estimates are reasonable, actual results could differ from these estimates.

Investment in PAA

     The Partnership accounts for its ownership investment in PAA under the equity method as it has the ability to exercise significant influence. Accordingly, the Partnership's share of the earnings of PAA and distributions by PAA are included in partners' capital.

Income Taxes

     In accordance with the provisions of the Internal Revenue Code, the Partnership is not subject to U.S. Federal income taxes. Each partner includes its allocated share of the Partnership's income or loss in its own federal and state income tax returns.

NOTE 3 - INVESTMENT IN PAA

     The Partnership's investment in PAA is accounted for pursuant to the equity method of accounting. The summarized financial information of PAA at December 31, 2000, is presented below (in thousands):


Current assets                           $397,904
Non - current assets                     $487,897
Current liabilities                      $350,793
Long-term debt and other liabilities     $321,009
Partners' capital                        $213,999

     At the date of inception, our investment in PAA exceeded its share of the underlying equity in the net assets of PAA by $44.5 million. This excess is amortized on a straight-line basis over a life of 30 years. This amortization period approximates the useful lives of PAA's assets, which range from 5 to 30 years.

NOTE 4 - CONTRIBUTION OF SUBORDINATED UNITS


     On June 8, 2001, certain of our limited partners contributed to the Partnership an aggregate of 450,000 subordinated units of PAA. These subordinated units are intended for use in connection with an option plan (see
Note 6) pursuant to which certain members of the management of our general partner will, subject to the satisfaction of vesting criteria, have a right to purchase a portion of such subordinated units. Until the exercise of such options, we will continue to own and receive any distributions paid by PAA with respect to such subordinated units. Any distributions we make as
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a result of the receipt of distributions on the subordinated units will be paid to our limited partners in proportion to the original contribution of such subordinated units.


NOTE 5 - PARTNER'S CAPITAL

     The Partnership distributes all of its available cash, less reserves established by management, on a quarterly basis. Except as described in Note 4, distributions are paid to the partners in proportion to their percentage interest in the Partnership.

     The General Partner manages the business and affairs of the Partnership. Except for situations in which the approval of the limited partner is expressly required by the Partnership agreement, or by nonwaivable provisions of applicable law, the General Partner has full and complete authority, power and discretion to manage and control the business, affairs and property of the Partnership, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Partnership's business, including the execution of contracts and management of litigation. The General Partner employs all officers and personnel involved in the operation and management of PAA and its subsidiaries. PAA reimburses the General Partner for all expenses, including compensation expenses, related to such operation and management.

     The Partnership has no commitment or intent to fund cash flow deficits or furnish other financial assistance to PAA.

NOTE 6 - PERFORMANCE OPTION PLAN

     In June 2001, the Performance Option Plan (the "plan") was approved by the General Partner to grant options to purchase up to 450,000 subordinated units (See Note 4) to employees of the General Partner. Options to purchase 332,500 units have been granted under the plan. The options have been granted with an exercise price of $22, less 80% of any distributions on these subordinated units, from the date of grant until the date of exercise. The options vest only upon PAA meeting certain levels of distributions. The options have a ten-year term. These options are considered performance awards and will be accounted for at fair value upon vesting. No compensation has been recorded by the Partnership as no vesting has occurred as of September 30, 2001.

NOTE 7 - ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards No. 141 "Business Combinations" ("SFAS 141") and No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 requires all business combinations initiated after June 30, 2001, to be accounted for under the purchase method. For all business combinations, for which the date of acquisition is after June 30, 2001, this Standard also establishes specific criteria for the recognition of intangible assets separately from goodwill and requires unallocated negative goodwill to be written off immediately as an extraordinary gain, rather than deferred and amortized. SFAS 142 changes the accounting for goodwill and other intangible assets after an acquisition. The most significant changes made by SFAS 142 are:1) goodwill and intangible assets with indefinite lives will no longer be amortized; 2) goodwill and intangible assets with indefinite lives must be tested for impairment at least annually; and 3) the amortization period for intangible assets with finite lives will no longer be limited to forty years. The Partnership believes that the adoption of this Standard will not have a material effect on either our financial position, results of operations, or cash flows. The Partnership will account for all future business combinations under SFAS 141. Effective January 1, 2002, we will adopt SFAS 142, as required.

     In June 2001, the FASB also issued SFAS 143 "Asset Retirement Obligations". SFAS 143 establishes accounting requirements for retirement obligations associated with tangible long-lived assets, including (1) the timing of the liability recognition, (2) initial measurement of the liability, (3) allocation of asset retirement cost to expense, (4) subsequent measurement of the liability and (5) financial statement disclosures. SFAS 143 requires that an asset
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retirement cost should be capitalized as part of the cost of the related long-
lived asset and subsequently allocated to expense using a systematic and rational method. The Partnership will adopt the statement effective January 1, 2003, as required. The transition adjustment resulting from the adoption of SFAS 143 will be reported as a cumulative effect of a change in accounting principle. At this time, we cannot reasonably estimate the effect of the adoption of this statement on either our financial position, results of operations, or cash flows. SFAS 143 will only impact the partnership to the extent PAA is affected.

     In August 2001, the FASB approved SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets". SFAS 144 establishes a single accounting model for long-lived assets to be disposed of by sale and provides additional implementation guidance for assets to be held and used and assets to be disposed of other than by sale. At this time, the Partnership cannot reasonably estimate the effect of the adoption of this statement on either financial position, results of operations, or cash flows. The Partnership will adopt the Statement effective January 1, 2002. SFAS 144 will only impact the partnership to the extent PAA is affected.